UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUN LIFE FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	98-0226074
(States or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

150 King Street West, 6th Floor
Toronto, Ontario, Canada
M5H 1J9
(Address of registrant's principal executive offices)

SUN ADVANTAGE SAVINGS AND INVESTMENT PLAN
(FORMERLY KNOWN AS U.S. EMPLOYEES' SUN ADVANTAGE SAVINGS AND INVESTMENT PLAN)
 (Full title of the plan)

Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts  02481
(781) 446-6740
(Name, address, and telephone number,
including area code, of agent for service in the United States)

Copies to:

James J. Klopper	Troy Krushel
Sun Life Financial (U.S.) Services Company, Inc.	Sun Life Financial Inc.
One Sun Life Executive Park, SC 1135	150 King Street West, SC 114B15
Wellesley Hills, Massachusetts 02481	Toronto, Ontario, Canada M5H 1J9
(781) 263-6373	(416) 204-3794

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, without par value	200,000 (2)	$39.3250 (3)	$7,865,000.00 (3)	$911.55

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, the number of common shares registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding common shares of Sun Life Financial Inc.

(3)
Calculated in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low NYSE sales prices per common share of Sun Life Financial Inc. on February 10, 2017, as reported on the consolidated reporting system.

EXPLANATORY NOTE

This registration statement is being filed to register an additional 200,000 Common Shares of Sun Life Financial Inc. (the "Corporation") for the Sun Advantage Savings and Investment Plan (formerly known as United States Employees' Sun Advantage Savings and Investment Plan). The earlier registration statements on Form S-8 filed with the Commission on August 20, 2001 (File No. 333-13828) and June 18, 2008 (File No. 333-151733) are hereby incorporated by reference, except to the extent that the provisions contained in Part II of such earlier registration statements are modified as set forth in this registration statement. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a registration statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Sun Life Financial Inc. and the Sun Advantage Savings and Investment Plan hereby incorporate by reference into this registration statement the following documents previously or to be filed with the Securities and Exchange Commission:

●	Annual Report on Form 40-F for the year ended December 31, 2016;
●	Report on Form 11-K filed on June 20, 2016; and
●
The description of the Common Shares contained in the registration statement on Form 8-A, dated March 14, 2000, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and any amendments thereto.

All documents, including Reports on Form 11-K, that Sun Life Financial Inc. or the Sun Advantage Savings and Investment Plan files pursuant to Section 13(a), Section 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.  Interests of Named Experts and Counsel

James J. Klopper acted as counsel to the Corporation regarding compliance of the Plan with the requirements of ERISA. Mr. Klopper is employed by, and is an officer (Assistant Vice President) of, Sun Life Financial (U.S.) Services Company, Inc., which is an indirectly-wholly owned subsidiary of the Corporation.

Item 6.  Indemnification of Directors and Officers.

Sun Life Financial Inc. and the Sun Advantage Savings and Investment Plan hereby incorporate by reference into this registration statement the information set forth in the registration statement on Form S-8 filed with the Commission on June 18, 2008 (File No. 333-151733).

Item 8.  Exhibits

Exhibit
Number	Description

5	Opinion of counsel regarding the compliance of the provisions of the written documents constituting the Plan with the requirements of ERISA pertaining to such provisions.
23.1	Consent of counsel (set forth in Exhibit 5).
23.2	Consent of independent registered public accounting firm.

24	Power of Attorney of Officers and Directors of Sun Life Financial Inc. (set forth on the signature pages of this registration statement).

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada on this 15th day of February, 2017, and also to be signed by its U.S. representative in the Town of Wellesley, Commonwealth of Massachusetts on this 15th day of February, 2017.

SUN LIFE FINANCIAL INC.
(Registrant)

By:	/s/ Dean A. Connor
Dean A. Connor
Chief Executive Officer

SUN LIFE ASSURANCE COMPANY OF CANADA -
U.S. OPERATIONS HOLDINGS, INC.
(U.S. representative)

By:	/s/ Kerri R. Ansello
Kerri R. Ansello
Secretary

Each person whose signature appears below constitutes and appoints Brigitte Catellier his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, and other governmental authorities, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean A. Connor Dean A. Connor	Chief Executive Officer (principal executive officer)	February 15, 2017

/s/ Colm J. Freyne Colm J. Freyne	Executive Vice-President and Chief Financial Officer (principal financial officer)	February 15, 2017

/s/ Alexandre Guertin Alexandre Guertin	Senior Vice-President, Finance (principal accounting officer)	February 15, 2017

/s/ James H. Sutcliffe James H. Sutcliffe	Chairman of the Board	February 15, 2017

/s/ William D. Anderson William D. Anderson	Director	February 15, 2017

John H. Clappison	Director	February 15, 2017

/s/ Dean A. Connor Dean A. Connor	Director	February 15, 2017

/s/ Stephanie L. Coyles Stephanie L. Coyles	Director	February 15, 2017

/s/ Martin J. G. Glynn Martin J. G. Glynn	Director	February 15, 2017

/s/ M. Marianne Harris M. Marianne Harris	Director	February 15, 2017

/s/ Sara Grootwassink Lewis Sara Grootwassink Lewis	Director	February 15, 2017

/s/ Scott F. Powers Scott F. Powers	Director	February 15, 2017

/s/ Réal Raymond Réal Raymond	Director	February 15, 2017

Hugh D. Segal	Director	February 15, 2017

Barbara G. Stymiest	Director	February 15, 2017

A. Greig Woodring	Director	February 15, 2017

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Benefit Plans Committee of the Sun Advantage Savings and Investment Plan has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in Wellesley, Massachusetts on this 15th day of February, 2017.

SUN ADVANTAGE SAVINGS AND INVESTMENT PLAN

By:	/s/ Emily B. Schur
Emily B. Schur
Chairperson, Benefit Plans Committee

Index to Exhibits

Exhibit
Number	Description

5	Opinion of counsel regarding the compliance of the provisions of the written documents constituting the Plan with the requirements of ERISA pertaining to such provisions.

23.1	Consent of counsel (set forth in Exhibit 5).

23.2	Consent of independent registered public accounting firm.

24	Power of Attorney of Officers and Directors of Sun Life Financial Inc. (set forth on the signature pages of this registration statement).